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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Roadway Corporation Nonemployee Directors' Equity Ownership Plan, of our report dated March 2, 2001 relating to the financial statements of Arnold Industries, Inc. (predecessor to Roadway Next Day Corporation) as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 which appears in Roadway Corporation's Annual Report on Form 10-K ended December 31, 2001.





/s/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
August 9, 2002